UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 25, 2010

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Election of Director.

On June 24, 2010, Lockheed Martin Corporation announced that its Board of Directors elected Thomas J. Falk, 52, to serve as a director of the Corporation effective June 25, 2010. Mr. Falk also will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Falk has served as Chief Executive Officer of Kimberly-Clark Corporation since 2002 and as its Chairman since 2003. Earlier in his 27-year career at Kimberly-Clark, Mr. Falk held various finance, strategy and management positions. Before joining Kimberly-Clark in 1983, Mr. Falk was with the accounting firm of Alexander Grant & Co.

Item 8.01.	Other Events.

On June 24, 2010, Lockheed Martin also announced that its Board of Directors elected Maryanne R. Lavan, 51, to serve as Senior Vice President and General Counsel. Ms. Lavan previously served as Lockheed Martin’s Vice President of Internal Audit since 2007 and succeeds James B. Comey whose departure from the company was announced previously.

Ms. Lavan also has served as the Corporation’s Vice President of Ethics and Business Conduct, as Vice President and General Counsel for Lockheed Martin’s Electronic Systems business area, and as an Assistant General Counsel. Before joining Lockheed Martin in 1990, Ms. Lavan worked for a law firm in Washington, D.C., where her practice focused on government contracts and white-collar crime matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Vice President & Associate General Counsel

June 30, 2010

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